AMENDMENT NUMBER 2
                           TO PARTICIPATION AGREEMENT


         WHEREAS, First Security Benefit Life Insurance and Annuity Company of New York (the "Company"), and Direxion Insurance Trust (the "Fund"), a Massachusetts business trust, and Rafferty Asset Management, LLC (the "Adviser"), a New York limited liability company are parties to a Participation Agreement dated November 8, 2004, as amended February 1, 2005, (the "Agreement"); and

         WHEREAS, terms of the Agreement contemplate that Accounts and Contracts of the Company that are eligible to purchase Designated Portfolios of the Fund may be changed from time to time by amending Schedule A to the Agreement; and

         WHEREAS, the parties wish to add certain Accounts and Contracts to the Agreement by deleting the existing Schedule A and replacing it with the Schedule A attached hereto; and



         WHEREAS, capitalized terms used but not defined herein, shall have the meaning given them in the Agreement; and

         WHEREAS, all other terms of the Agreement shall remain in full force and effect;

         NOW, THEREFORE, the parties agree as follows:

         1) The existing Schedule A to the Agreement is deleted and replaced with the Schedule A attached hereto and

         2) In the event of a conflict between the terms of this Amendment No. 2 and the Agreement, it is the intention of the parties that the terms of this Amendment No. 2 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment No. 2, the parties hereby confirm and ratify the Agreement. The Agreement, along with Amendment No. 1 and this Amendment No. 2, constitutes the entire agreement among the parties with respect to the arrangements described herein.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to the Agreement to be executed in its name and on its behalf by its duly authorized representative effective October 20, 2006.

First Security Benefit Life
Insurance and Annuity Company of New York              By its authorized officer

                                                       By: /s/ Thomas A. Swank
                                                       -------------------------

                                                       Title: SVP - CFO

                                                       Date:11/14/06

Direxion  Insurance Trust                              By its authorized officer

                                                       By: /s/ Daniel O'Neill
                                                       -------------------------

                                                       Title: President

                                                       Date: 11/21/06

Rafferty Asset Management, LLC                         By its authorized officer

                                                       By: Daniel O'Neill
                                                       -------------------------

                                                       Title: President

                                                       Date: 11/21/06

                                                                October 17, 2006



                                   SCHEDULE A

         ACCOUNT(S)           CONTRACT(S)           DESIGNATED PORTFOLIO(S) AVAILABLE
                                                    FOR EACH CONTRACT
Variable Annuity Account A    FSB 216, FSB 242      Direxion Evolution VP Managed Bond

Variable Annuity Account B    FSB234                Direxion Evolution VP Managed Equity

                                                    Direxion Dynamic VP High Yield Bond